Allegion (NYSE: ALLE) Reports Q2-2025 Financial Results
Americas Non-Residential Business Leads with HSD Growth;
Company Raises Full-Year Revenue and EPS Outlook

Quarterly Financial Highlights
(All comparisons against the second quarter of 2024, unless otherwise noted)
▪Net earnings per share (EPS) of $1.85, up 4.5% compared with $1.77; Adjusted EPS of $2.04, up 4.1% compared with $1.96
▪Revenues of $1,022.0 million, up 5.8% on a reported basis and up 3.2% on an organic basis
▪Operating margin of 21.5%, compared with 21.6%; Adjusted operating margin of 23.7%, flat compared with prior year

DUBLIN (July 24, 2025) – Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, today reported financial results for its second quarter (ended June 30, 2025).

“We’re excited to share strong second-quarter results that demonstrate the agility of our team in navigating today’s dynamic environment. Quarterly revenue exceeded $1 billion for the first time in our company’s history, and I couldn’t be prouder of our team’s performance,” Allegion President and CEO John H. Stone said.

“We are steadily delivering on the long-term commitments we shared recently at our Investor Day. Allegion is driving strong organic growth in our non-residential Americas business, improving portfolio quality and margins in International, and complementing this with accretive acquisitions.”

Company Results
(All comparisons against the second quarter of 2024, unless otherwise noted)
Allegion reported second-quarter 2025 net revenues of $1,022.0 million and net earnings of $159.7 million, or $1.85 per share. Adjusted net earnings were $176.6 million, or $2.04 per share, up 4.1%, excluding items primarily related to restructuring, acquisition and integration expenses, as well as amortization expense related to acquired intangible assets.

Second-quarter 2025 net revenues increased 5.8%. On an organic basis, which excludes impacts of acquisitions, divestitures and foreign currency movements, net revenues increased 3.2%, led by the Americas region. The organic revenue increase was driven by price realization and volume growth. Reported revenue reflects a 1.9% positive impact from acquisitions and a 0.7% tailwind from foreign currency.

Second-quarter 2025 operating income was $219.7 million, an increase of $10.7 million or 5.1%. Adjusted operating income in second-quarter 2025 was $241.9 million, an increase of $13.3 million or 5.8%.

Second-quarter 2025 operating margin was 21.5%, compared with 21.6%. The adjusted operating margin in second-quarter 2025 was 23.7%, flat with prior year. Operating margin performance resulted from volume leverage and mix offset by higher incentive compensation.

Segment Results
(All comparisons against the second quarter of 2024, unless otherwise noted)
The Americas segment revenues were up 6.6% (up 4.5% on an organic basis). The organic revenue increase was driven by price realization as well as volume growth. The non-residential business was up high-single digits, and the residential business declined mid-single digits. The reported revenue reflects a 2.1% positive impact from acquisitions. Adjusted operating margin in the region increased 50 basis points to 29.9%.

The International segment revenues increased 2.9% (down 2.2% on an organic basis). The organic revenue decrease was driven by volume and offset partially by price. Reported revenue reflects a positive impact from acquisitions of 1.1% and a 4.0% tailwind from foreign currency. Adjusted operating margin in the region increased 100 basis points to 13.1%.

Additional Items
(All comparisons against the second quarter of 2024, unless otherwise noted)
Interest expense for second-quarter 2025 was $24.6 million, a decrease of $0.5 million.

Other income, net for second-quarter 2025 was $5.3 million, compared to other income, net of $5.1 million.

The company’s effective tax rate for second-quarter 2025 was 20.3% primarily due to the timing of discrete items, compared with 17.8%. The company’s adjusted effective tax rate for second-quarter 2025 was 20.7%, compared with 18.2%.

Cash Flow and Liquidity
Year-to-date available cash flow for 2025 was $275.4 million, an increase of $99.4 million versus the prior-year period. The company ended second-quarter 2025 with cash and cash equivalents of $656.8 million, as well as total debt of $2,067.2 million.

Share Repurchase and Dividends
In the second quarter of 2025, the company repurchased approximately 0.3 million shares for approximately $40 million and paid quarterly dividends of $0.51 per ordinary share or approximately $44 million.

2025 Full-Year Outlook
(All comparisons against full-year 2024, unless otherwise noted)
The company is raising its 2025 full-year revenue growth outlook, which is expected to be 6.5% to 7.5% on a reported basis and 3.5% to 4.5% organically, after excluding the expected impacts of acquisitions, divestitures and foreign currency movements.

The company estimates tariff costs of approximately $40 million in 2025, which are included in the reported and organic revenue growth outlook. The company expects to offset tariffs at the operating profit and EPS level on a full-year basis, primarily through pricing actions. Accordingly, the company’s 2025 full-year EPS outlook includes the impact from tariffs enacted as of July 22, 2025.

The company is raising the outlook for 2025 full-year EPS and expects it to be in the range of $7.25 to $7.40, or $8.00 to $8.15 on an adjusted basis. The outlook continues to assume a full-year adjusted effective tax rate of approximately 17% to 18%.

Adjustments to 2025 EPS include estimated impacts of approximately $0.60 per share for acquisition-related amortization, as well as $0.15 per share for restructuring and M&A.

The outlook assumes an average diluted share count for the full year of approximately 86.5 million shares.

The company expects full-year available cash flow to be 85% to 90% of adjusted net income.

Conference Call Information
On Thursday, July 24, 2025, President and CEO John H. Stone and Senior Vice President and Chief Financial Officer Mike Wagnes will conduct a conference call for analysts and investors, beginning at 8 a.m. ET, to review the company's results.

A real-time, listen-only webcast of the conference call will be broadcast live online. Individuals wishing to listen may access the call through https://investor.allegion.com.

###

About Allegion
At Allegion (NYSE: ALLE), we design and manufacture innovative security and access solutions that help keep people safe where they live, learn, work and connect. We’re pioneering safety with our strong legacy of leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Our comprehensive portfolio of hardware, software and electronic solutions is sold around the world and spans residential and commercial locks, door closer and exit devices, steel doors and frames, access control and workforce productivity systems. Allegion had $3.8 billion in revenue in 2024. For more, visit www.allegion.com.

Non-GAAP Measures
This news release includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. The company presents operating income, operating margin, earnings before income taxes, effective tax rate, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures) and Available Cash Flow (“ACF,” a non-GAAP measure), including in certain cases, on a segment basis. The company presents these non-GAAP measures because management believes these non-GAAP measures provide management and investors useful perspective of the company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures. Further information about the adjusted non-GAAP financial tables is attached to this news release. The Full-Year Outlook Highlights and Updated Full-Year Outlook contain non-GAAP financial measures that exclude or otherwise have been adjusted for non-GAAP adjustment items from our U.S. GAAP financial statements. When we provide forward-looking outlooks for any of the various non-GAAP metrics described above, we do not provide reconciliations of the U.S. GAAP measures as we are unable to predict with a reasonable degree of certainty the actual impact of the non-GAAP adjustment items. By their very nature, non-GAAP adjustment items are difficult to anticipate with precision because they are generally associated with unexpected and unplanned events that impact our company and its financial results. Therefore, we are unable to provide a reconciliation of these measures without unreasonable efforts.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements under the headings “2025 Full-Year Outlook Highlights,” “2025 Full-Year Outlook” and statements regarding the company's 2025 and future financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s ability to successfully complete and integrate acquisitions and achieve anticipated strategic and financial benefits and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “aim,” “projected,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “scheduled,” “targets,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax rate and provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Undue reliance should not be placed on any forward-looking statements, as these statements are based on the company's currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Important factors and other risks that may affect the company's business or that could cause actual results to differ materially are included in filings the company makes with the Securities and Exchange Commission from time to time, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and in its other SEC filings. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. The company undertakes no obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contact:
Whitney Moorman – Director, Global Communications
317-810-3241
Whitney.Moorman@allegion.com

Analyst Contacts:
Jobi Coyle – Director, Investor Relations
317-810-3107
Jobi.Coyle@allegion.com

Josh Pokrzywinski – Vice President, Investor Relations
463-210-8595
Joshua.Pokrzywinski@allegion.com

Source: Allegion plc

ALLEGION PLC
Condensed and Consolidated Income Statements
(In millions, except per share data)

UNAUDITED

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

Net revenues	$1,022.0	$965.6	$1,963.9	$1,859.5
Cost of goods sold	555.5	537.3	1,074.9	1,039.8
Gross profit	466.5	428.3	889.0	819.7

Selling and administrative expenses	246.8	219.3	472.9	438.6
Operating income	219.7	209.0	416.1	381.1

Interest expense	24.6	25.1	49.3	48.0
Other income, net	(5.3)	(5.1)	(8.8)	(8.8)
Earnings before income taxes	200.4	189.0	375.6	341.9

Provision for income taxes	40.7	33.6	67.7	62.7
Net earnings	$159.7	$155.4	307.9	279.2

Basic earnings per ordinary share	$1.86	$1.78	$3.57	$3.19

Diluted earnings per ordinary share	$1.85	$1.77	$3.56	$3.18

Shares outstanding - basic	86.0	87.3	86.2	87.5
Shares outstanding - diluted	86.4	87.7	86.6	87.9

ALLEGION PLC
Condensed and Consolidated Balance Sheets
(In millions)

UNAUDITED

	June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$656.8	$503.8
Accounts and notes receivables, net	477.4	418.9
Inventories	479.5	423.0
Other current assets	63.9	76.6
Total current assets	1,677.6	1,422.3
Property, plant and equipment, net	410.7	385.3
Goodwill	1,574.2	1,489.4
Intangible assets, net	595.7	569.0
Other noncurrent assets	656.6	621.8
Total assets	$4,914.8	$4,487.8

LIABILITIES AND EQUITY
Accounts payable	$273.0	$258.0
Accrued expenses and other current liabilities	430.6	417.0
Short-term borrowings and current maturities of long-term debt	24.9	21.9
Total current liabilities	728.5	696.9
Long-term debt	2,042.3	1,977.6
Other noncurrent liabilities	357.5	312.6
Equity	1,786.5	1,500.7
Total liabilities and equity	$4,914.8	$4,487.8

ALLEGION PLC
Condensed and Consolidated Statements of Cash Flows
(In millions)

UNAUDITED

	Six months ended June 30,
	2025	2024
Operating Activities
Net earnings	$307.9	$279.2
Depreciation and amortization	61.9	59.5
Changes in assets and liabilities and other non-cash items	(55.6)	(114.6)
Net cash provided by operating activities	314.2	224.1

Investing Activities
Capital expenditures	(38.8)	(48.1)
Acquisition of businesses, net of cash acquired	(47.4)	(120.8)
Other investing activities, net	3.6	2.9
Net cash used in investing activities	(82.6)	(166.0)

Financing Activities
Net proceeds from debt	66.6	393.6
Debt financing costs	—	(6.6)
Dividends paid to ordinary shareholders	(87.8)	(83.8)
Repurchase of ordinary shares	(80.0)	(80.0)
Other financing activities, net	2.0	5.0
Net cash (used in) provided by financing activities	(99.2)	228.2

Effect of exchange rate changes on cash and cash equivalents	20.6	(6.9)
Net increase in cash and cash equivalents	153.0	279.4
Cash and cash equivalents - beginning of period	503.8	468.1
Cash and cash equivalents - end of period	$656.8	$747.5

SUPPLEMENTAL SCHEDULES

ALLEGION PLC	SCHEDULE 1

SELECTED OPERATING SEGMENT INFORMATION
(In millions)

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net revenues
Allegion Americas	$821.5	$770.7	$1,579.3	$1,480.0
Allegion International	200.5	194.9	384.6	379.5
Total net revenues	$1,022.0	$965.6	$1,963.9	$1,859.5

Operating income (loss)
Allegion Americas	$236.6	$214.3	$448.0	$401.3
Allegion International	15.7	17.7	27.4	30.7
Corporate unallocated	(32.6)	(23.0)	(59.3)	(50.9)
Total operating income	$219.7	$209.0	$416.1	$381.1

ALLEGION PLC	SCHEDULE 2

The Company presents operating income, operating margin, effective tax rate, net earnings and diluted earnings per share (EPS) on both a U.S. GAAP basis and on an adjusted (non-GAAP) basis, revenue growth on a U.S. GAAP basis and organic revenue growth on a non-GAAP basis, EBITDA, adjusted EBITDA and adjusted EBITDA margin (all non-GAAP measures), and available cash flow ("ACF", a non-GAAP measure). The Company presents these non-GAAP measures because management believes they provide useful perspective of the Company’s underlying business results and trends and a more comparable measure of period-over-period results. These measures are also used to evaluate senior management and are a factor in determining at-risk compensation. Investors should not consider non-GAAP measures as alternatives to the related U.S. GAAP measures.

The Company defines the presented non-GAAP measures as follows:
•Adjustments to operating income, operating margin, net earnings, EPS and EBITDA include items such as goodwill, indefinite-lived trade name and other asset impairment charges, restructuring charges, acquisition and integration costs, amortization of acquired intangible assets, debt financing costs, gains or losses related to the divestiture of businesses or equity method investments and non-operating investment gains or losses;
•Organic revenue growth is defined as U.S. GAAP revenue growth excluding the impact of divestitures, acquisitions and currency effects; and
•ACF is defined as U.S. GAAP net cash from operating activities less capital expenditures.

These non-GAAP measures may not be defined and calculated the same as similar measures used by other companies.

RECONCILIATION OF GAAP TO NON-GAAP NET EARNINGS

(In millions, except per share data)

	Three months ended June 30, 2025				Three months ended June 30, 2024
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,022.0	$—		$1,022.0	$965.6	$—		$965.6

Operating income	219.7	22.2	(1)	241.9	209.0	19.6	(1)	228.6
Operating margin	21.5%			23.7%	21.6%			23.7%

Earnings before income taxes	200.4	22.2	(2)	222.6	189.0	20.9	(2)	209.9
Provision for income taxes	40.7	5.3	(3)	46.0	33.6	4.6	(3)	38.2
Effective income tax rate	20.3%			20.7%	17.8%			18.2%
Net earnings	159.7	16.9		176.6	155.4	16.3		171.7

Diluted earnings per ordinary share:	$1.85	$0.19		$2.04	$1.77	$0.19		$1.96

(1)Adjustments to operating income for the three months ended June 30, 2025, consist of $7.5 million of restructuring charges and acquisition and integration expenses and $14.7 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the three months ended June 30, 2024, consist of $4.7 million of restructuring charges and acquisition and integration expenses, and $14.9 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the three months ended June 30, 2025, consist of the adjustments to operating income discussed above. Adjustments to earnings before income taxes for the three months ended June 30, 2024, consist of the adjustments to operating income discussed above, as well as a $1.3 million non-operating investment loss.
(3)Adjustments to the provision for income taxes for the three months ended June 30, 2025 and 2024, consist of $5.3 million and $4.6 million, respectively, of tax expense related to the excluded items discussed above.

	Six months ended June 30, 2025				Six months ended June 30, 2024
	Reported	Adjustments		Adjusted (non-GAAP)	Reported	Adjustments		Adjusted (non-GAAP)
Net revenues	$1,963.9	$—		$1,963.9	$1,859.5	$—		$1,859.5

Operating income	416.1	39.2	(1)	455.3	381.1	36.8	(1)	417.9
Operating margin	21.2%			23.2%	20.5%			22.5%

Earnings before income taxes	375.6	39.2	(2)	414.8	341.9	38.1	(2)	380.0
Provision for income taxes	67.7	9.3	(3)	77.0	62.7	8.7	(3)	71.4
Effective income tax rate	18.0%			18.6%	18.3%			18.8%
Net earnings	307.9	29.9		337.8	279.2	29.4		308.6

Diluted earnings per ordinary share:	$3.56	$0.34		$3.90	$3.18	$0.33		$3.51

(1)Adjustments to operating income for the six months ended June 30, 2025, consist of $9.6 million of restructuring charges and acquisition and integration expenses and $29.6 million of amortization expense related to acquired intangible assets. Adjustments to operating income for the six months ended June 30, 2024, consist of $8.0 million of restructuring charges and acquisition and integration expenses and $28.8 million of amortization expense related to acquired intangible assets.
(2)Adjustments to earnings before income taxes for the six months ended June 30, 2025, consist of the adjustments to operating income discussed above. Adjustments to operating income for the six months ended June 30, 2024, consist of the adjustments to operating income discussed above, as well as a $1.3 million non-operating investment loss.
(3)Adjustments to the provision for income taxes for the six months ended June 30, 2025 and 2024, consist of $9.3 million and $8.7 million, respectively, of tax expense related to the excluded items discussed above.

ALLEGION PLC	SCHEDULE 3

RECONCILIATION OF GAAP TO NON-GAAP REVENUE AND OPERATING INCOME BY REGION
(In millions)

	Three months ended June 30, 2025		Three months ended June 30, 2024
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$821.5		$770.7

Operating income (GAAP)	$236.6	28.8%	$214.3	27.8%
Acquisition and integration costs	0.4	—%	2.7	0.4%
Amortization of acquired intangible assets	8.6	1.1%	9.2	1.2%
Adjusted operating income	245.6	29.9%	226.2	29.4%
Depreciation and amortization of nonacquired intangible assets	11.3	1.4%	10.3	1.3%
Adjusted EBITDA	$256.9	31.3%	$236.5	30.7%

Allegion International
Net revenues (GAAP)	$200.5		$194.9

Operating income (GAAP)	$15.7	7.8%	$17.7	9.1%
Restructuring charges	0.4	0.2%	0.2	0.1%
Acquisition and integration costs	4.0	2.0%	—	—%
Amortization of acquired intangible assets	6.1	3.1%	5.7	2.9%
Adjusted operating income	26.2	13.1%	23.6	12.1%
Depreciation and amortization of nonacquired intangible assets	4.7	2.3%	4.6	2.4%
Adjusted EBITDA	$30.9	15.4%	$28.2	14.5%

Corporate
Operating loss (GAAP)	$(32.6)		$(23.0)
Acquisition and integration costs	2.7		1.8
Adjusted operating loss	(29.9)		(21.2)
Depreciation and amortization of nonacquired intangible assets	0.2		0.2
Adjusted EBITDA	$(29.7)		$(21.0)

Total
Net revenues	$1,022.0		$965.6

Adjusted operating income	$241.9	23.7%	$228.6	23.7%
Depreciation and amortization of nonacquired intangible assets	16.2	1.6%	15.1	1.6%
Adjusted EBITDA	$258.1	25.3%	$243.7	25.3%

	Six months ended June 30, 2025		Six months ended June 30, 2024
	As Reported	Margin	As Reported	Margin
Allegion Americas
Net revenues (GAAP)	$1,579.3		$1,480.0

Operating income (GAAP)	$448.0	28.4%	$401.3	27.1%
Restructuring charges	0.1	—%	0.1	—%
Acquisition and integration costs	1.1	0.1%	4.6	0.3%
Amortization of acquired intangible assets	17.3	1.0%	17.5	1.2%
Adjusted operating income	466.5	29.5%	423.5	28.6%
Depreciation and amortization of nonacquired intangible assets	21.5	1.4%	19.5	1.3%
Adjusted EBITDA	$488.0	30.9%	$443.0	29.9%

Allegion International
Net revenues (GAAP)	$384.6		$379.5

Operating income (GAAP)	$27.4	7.1%	$30.7	8.1%
Restructuring charges	1.0	0.3%	0.5	0.1%
Acquisition and integration costs	4.2	1.1%	0.4	0.1%
Amortization of acquired intangible assets	12.3	3.2%	11.3	3.0%
Adjusted operating income	44.9	11.7%	42.9	11.3%
Depreciation and amortization of nonacquired intangible assets	8.9	2.3%	9.1	2.4%
Adjusted EBITDA	$53.8	14.0%	$52.0	13.7%

Corporate
Operating loss (GAAP)	$(59.3)		$(50.9)
Restructuring charges	—		0.1
Acquisition and integration costs	3.2		2.3
Adjusted operating loss	(56.1)		(48.5)
Depreciation and amortization of nonacquired intangible assets	0.4		0.5
Adjusted EBITDA	$(55.7)		$(48.0)

Total
Net revenues	$1,963.9		$1,859.5

Adjusted operating income	$455.3	23.2%	$417.9	22.5%
Depreciation and amortization of nonacquired intangible assets	30.8	1.6%	29.1	1.5%
Adjusted EBITDA	$486.1	24.8%	$447.0	24.0%

ALLEGION PLC	SCHEDULE 4

RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO AVAILABLE CASH FLOW AND NET EARNINGS TO ADJUSTED EBITDA
(In millions)

	Six months ended June 30,
	2025	2024
Net cash provided by operating activities	$314.2	$224.1
Capital expenditures	(38.8)	(48.1)
Available cash flow	$275.4	$176.0

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Net earnings (GAAP)	$159.7	$155.4	$307.9	$279.2
Provision for income taxes	40.7	33.6	67.7	62.7
Interest expense	24.6	25.1	49.3	48.0
Amortization of acquired intangible assets	14.7	14.9	29.6	28.8
Depreciation and amortization of nonacquired intangible assets	16.2	15.1	30.8	29.1
EBITDA	255.9	244.1	485.3	447.8

Other income, net	(5.3)	(5.1)	(8.8)	(8.8)
Acquisition and integration costs and restructuring charges	7.5	4.7	9.6	8.0
Adjusted EBITDA	$258.1	$243.7	$486.1	$447.0

ALLEGION PLC	SCHEDULE 5

RECONCILIATION OF GAAP REVENUE GROWTH TO NON-GAAP ORGANIC REVENUE GROWTH BY REGION

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024
Allegion Americas
Revenue growth (GAAP)	6.6%	6.0%	6.7%	0.8%
Acquisitions	(2.1)%	(0.4)%	(2.2)%	(0.2)%
Currency translation effects	—%	0.1%	0.2%	0.1%
Organic growth (non-GAAP)	4.5%	5.7%	4.7%	0.7%

Allegion International
Revenue growth (GAAP)	2.9%	5.2%	1.3%	3.3%
Acquisitions	(1.1)%	(3.2)%	(1.4)%	(2.3)%
Currency translation effects	(4.0)%	1.1%	(0.6)%	0.2%
Organic growth (non-GAAP)	(2.2)%	3.1%	(0.7)%	1.2%

Total
Revenue growth (GAAP)	5.8%	5.8%	5.6%	1.3%
Acquisitions	(1.9)%	(0.9)%	(2.1)%	(0.6)%
Currency translation effects	(0.7)%	0.3%	0.1%	0.1%
Organic growth (non-GAAP)	3.2%	5.2%	3.6%	0.8%